                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                  FORM 8-K/A

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

       Date of Report (date of earliest event reported):  July 29, 1994

                                 ------------

                         JACOBS ENGINEERING GROUP INC.
- --------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

   Delaware                   1-7463                        95-4081636
- --------------------------------------------------------------------------------
   (State of                (Commission File             (I.R.S. Employer
 Incorporation)               File Number)                Identification
                                                               Number)

251 South Lake Avenue, Pasadena, California                    91101
- --------------------------------------------------------------------------------
  (Address of principal executive offices)                   (Zip code)


                                (818) 449-2171
- --------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

     Effective July 31, 1994, Jacobs Engineering Group Inc. (the "Company") purchased from CRSS Inc. ("CRSS") the engineering and construction management service businesses of CRSS (the "Business to be Acquired"). The cash purchase price was equal to the net book value of the Business to be Acquired on the closing date, plus $14.0 million. On the closing date, the Company paid CRSS $33.5 million; an amount equal to the estimated net book value of the Business to be Acquired on that date, plus $14.0 million. The net book value on the closing date of the Business to be Acquired is subject to an audit which will determine the final purchase price and any difference between that amount and the amount paid on the closing date will be settled between the parties.

     In the transaction, the Company purchased substantially all of the assets of CRS Sirrine Engineers, Inc. ("CRS Sirrine"), subject to certain assumed liabilities, all of the issued and outstanding equity securities of CRSS Constructors, Inc. and CRSS International, Inc. and the assets, subject to certain assumed liabilities, or all of the issued and outstanding equity securities, of certain insignificant subsidiaries of CRSS. Excluded from the businesses acquired were the assets and liabilities of four power plant projects of CRS Sirrine. These projects were either substantially complete or in the later stages of completion. Additionally, CRSS agreed to share in the future profit margin improvement or deterioration on certain projects defined in the purchase agreement.

     On August 5, 1994, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") which described this transaction. That report indicated that the financial statements required by Rule 3-05 of Regulation S-X and the pro forma financial information required by
Article 11 of Regulation S-X will be filed by the Company in accordance with the rules and regulations of the Commission. This form 8-K/A files all such financial statements.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS
      (a)  Financial statements of businesses acquired:
           Being filed herewith are the audited financial statements of the Business to be Acquired at June 30, 1994 and for the year then ended, together with the report thereon issued by Ernst & Young, independent auditors.

     (b) Pro forma financial information (of the Company and Business to be Acquired combined):
           Being filed herewith are the unaudited pro forma condensed combined balance sheet at June 30, 1994; the unaudited pro forma condensed combined statement of income for the year ended September 30, 1993; and the unaudited pro forma condensed combined statement of income for the nine months ended June 30, 1994.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment No. 1 to its Current Report on Form 8-K dated August 5, 1994 to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 6, 1994

JACOBS ENGINEERING GROUP INC.



By: /s/ JOHN W. PROSSER, JR.
    _________________________
    John W. Prosser, Jr.
    Senior Vice President
    Finance and Administration

                       [LETTERHEAD OF ERNST & YOUNG LLP]


                         Report of Independent Auditors


       Board of Directors
       Jacobs Engineering Group Inc.

       We have audited the accompanying combined balance sheet of the Business to be Acquired From CRSS Services, Inc. (as defined in Note 1), as of June 30, 1994, and the related combined statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       As described in Note 1, these financial statements reflect the financial position and operations of the Business to be Acquired From CRSS Services, Inc., which was sold to Jacobs Engineering Group Inc. on July 29, 1994.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Business to be Acquired From CR$S Services, Inc., at June 30, 1994, and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                       /s/ ERNST & YOUNG LLP

       July 29, 1994

                BUSINESS TO BE ACQUIRED FROM CRSS SERVICES, INC.

                             COMBINED BALANCE SHEET

                                 June 30, 1994
                                (In Thousands)

Assets
Current assets:
   Receivables, net                                              $53,582
   Unbilled fees and job costs                                     7,676
   Prepaid expenses and other assets                                 394
                                                                 -------
Total current assets                                              61,652

Property and equipment, net                                        4,459

Deferred charges and other                                         2,438
                                                                 -------
                                                                 $68,549
                                                                 =======
Liabilities and net assets
Current liabilities:
   Accounts payable                                              $37,449
   Amounts billed in excess of revenues recognize
    on contracts in process                                        7,999
   Other current liabilities                                       3,719
                                                                 -------
 Total current liabilities                                        49,167

Net assets                                                        19,382
                                                                 -------
                                                                 $68,549
                                                                 =======

See accompanying notes.

                BUSINESS TO BE ACQUIRED FROM CRSS SERVICES, INC.

                        COMBINED STATEMENT OF OPERATIONS

                           Year ended June 30. 1994
                                (In Thousands)

            Gross revenues                          $371,752
            Subcontract and procurement costs        220,084
                                                    --------
            Operating revenues                       151,668

            Costs and expenses:
             Direct                                   81,917
             Operating                                69,067
                                                    --------
                                                     150,984
                                                    --------
            Operating income                             684
            Nonoperating income                          184
                                                    --------
            Net earnings                            $    868
                                                    ========

See accompanying notes.

                BUSINESS TO BE ACQUIRED FROM CRSS SERVICES, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                           Year ended June 30, 1994
                                (In Thousands)

Operating activities
Net earnings                                                 $    868
Adjustments to reconcile net earnings to net cash
  provided by operating activities:
  Depreciation and amortization                                 2,573
  Decrease in provision for losses on accounts receivable        (258)
  Increase in receivables                                      (8,835)
  Decrease in unbilled fees and job costs                       2,329
  Increase in prepaid expenses and other assets                  (264)
  Increase in accounts payable                                 27,727
  Decrease in amounts billed in excess of revenues recognized
   on contracts in process                                     (5,693)
  Decrease in other current liabilities                          (377)
  Other operating activities                                     (176)
                                                             --------
Net cash provided by operating activities                      17,894

INVESTING ACTIVITIES
Additions to property and equipment                            (2,178)
Increase in investment in joint projects                       (1,481)
                                                             --------
Net cash used in investing activities                          (3,659)

Financing activities
Dividends and cash distributions to CRSS Inc.                 (28,377)
                                                             --------
Net cash used in financing activities                         (28,377)
                                                             --------
Net decrease in cash and cash equivalents                     (14,142)
Cash and cash equivalents at beginning of period               14,142
                                                             --------
Cash and cash equivalents at end of period                   $      -
                                                             ========

See accompanying notes.

               BUSINESS TO BE ACQUIRED FROM CRSS SERVICES, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                                 June 30, 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FINANCIAL STATEMENT PRESENTATION

The accompanying financial statements represent the combined financial position, operating results, and cash flows of all of the issued and outstanding equity securities of CRSS Constructors, Inc., CRSS International, Inc., and CRSS of New York, Inc., and substantially all the assets of CRS Sirrine Engineers, Inc. ("Engineers"), CRSS Civil Engineers, Inc. ("Civil Engineers"), and CRSS of Illinois, Inc. ("Illinois"), subject to agreed upon liabilities of Engineers, CRSS Enterprises, Inc., Civil Engineers, and Illinois, collectively referred to as the "Business to be Acquired From CRSS Services, Inc.," which was sold to Jacobs Engineering Group Inc. ("Jacobs") as part of the Purchase Agreement between Jacobs and CRSS Inc. dated July 29, 1994.

The entities referred to above as the Business to be Acquired From CRSS Services, Inc., are wholly owned subsidiaries of CRSS Services, Inc. ("Services"), which is a wholly owned subsidiary of CRSS Inc.

The accompanying financial statements have been prepared on the historical cost basis of accounting reflected in the financial and accounting records of Services.

The operating results and financial position of the Business to be Acquired From CRSS Services, Inc., presented in the accompanying financial statements do not necessarily reflect the operating results and financial position which would have occurred had the Business to be Acquired from CRSS Services, Inc., been an unaffiliated, stand-alone entity for the fiscal year ended June 30, 1994.

The Business to be Acquired From CRSS Services, Inc., provides comprehensive engineering, construction management, and program management services to industrial, institutional, commercial, and public sector clients in both the domestic and international markets.

All significant intercompany transactions and balances have been eliminated.

REVENUE RECOGNITION

Revenues earned on long-term contracts are reported using the percentage-of-completion method, based primarily on contract costs incurred to date versus total anticipated contract costs. Where a single contract has both design and construction as identifiable

               BUSINESS TO BE ACQUIRED FROM CRSS SERVICES, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

segments, revenue recognition is segmented resulting in market levels of profitability for each segment. Where there is a change in the estimate to complete a project, the Business to be Acquired From CRSS Services, Inc., follows the "cumulative catch-up" method. Charges are made to operations for estimated losses when such losses become known.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed primarily on the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to expense as incurred; improvements are capitalized.

JOINT PROJECTS

The Business to be Acquired From CRSS Services, Inc., is involved in several associations with unrelated parties formed for the purpose of undertaking a single, agreed-upon project. The joint projects generally maintain contract-related trade receivables, payables, and cash without any long-term assets or liabilities and require little, if any, initial investment by the Business to be Acquired From CRSS Services, Inc. The Company's share of joint project operations is included within the combined financial statements.

INCOME TAXES

The Business to be Acquired From CRSS Services, Inc., is not a separate taxable entity for federal or state income tax purposes. The operations of the Business to be Acquired From CRSS Services, Inc., are included in the CRSS Inc. consolidated federal income tax return and various state returns. No portion of Services' or CRSS Inc.'s income tax expense has been allocated to the Business to be Acquired From CRSS Services, Inc. All income taxes payable and deferred income tax accounts related to the Business to be Acquired From CRSS Services, Inc., were retained by Services and CRSS Inc.

EARNINGS PER SHARE

Earnings per share information has been omitted since the Business to be Acquired From CRSS Services, Inc., has no publicly traded equity securities.

               BUSINESS TO BE ACQUIRED FROM CRSS SERVICES, INC.

2. GEOGRAPHIC DATA AND MAJOR CUSTOMERS

Operations by geographic area for the fiscal year ended June 30, 1994 are as follows:


                                       United
                                       States        Foreign     Consolidated
                                      ---------------------------------------
                                                 (In Thousands)
Gross revenues                         $367,798       $3,954        $371,752
Operating revenues                      147,804        3,864         151,668
Operating income                            305          379             684
Identifiable assets                      68,549            -          68,549

Revenues from government agencies for the fiscal year ended June 30, 1994 are as follows:

                                              Domestic         Foreign
                                              ------------------------
Gross revenues                                $122,471           $352
Operating revenues                              44,254            344

The Business to be Acquired From CRSS Services, Inc., had two major projects during fiscal 1994, which accounted for approximately 50% of the combined gross revenues and approximately 18% of the combined operating revenues. The two major projects include the engineering design, procurement, and construction of a wafer fabrication facility in Austin, Texas, for Advanced Micro Devices and construction management services for the Orange County Civic Center in Orlando, Florida.

               BUSINESS TO BE ACQUIRED FROM CRSS SERVICES, INC.

2. GEOGRAPHIC DATA AND MAJOR CUSTOMERS (CONTINUED)

The gross and operating revenues contributed by these two projects during the fiscal year ended June 30, 1994 are as follows:


                              Gross Revenues         Operating Revenues
                           Dollars   % of Total    Dollars    % of Total
                           --------  ----------    -------    ----------
                                             (In Thousands)
Advanced Micro Devices     $137,694     37%        $24,324        16%

Orange County Civic Center   47,240     13%          2,243         2%
                           --------  ----------    -------    ----------
                           $184,934     50%        $26,567        18%
                           ========  ==========    =======    ==========

3. RECEIVABLES

Receivables as of June 30, 1994 consist of the following (in thousands):

Trade receivables                                               $47,701
Retainage                                                         7,197
Other                                                               225
                                                                -------
                                                                 55,123
Less allowance for doubtful accounts                             (1,541)
                                                                -------
                                                                $53,582
                                                                =======

The balance billed, but not paid, pursuant to retainage provisions in service contracts will be due upon completion of the contracts and acceptance of the projects by the owner. Retainage balances at June 30, 1994 are scheduled to be collected as follows (in thousands):

YEAR ENDED JUNE 30
       1995                                  $6,645
       1996                                     526
       1997                                      23
       1998                                       -
       1999                                       3
                                             ------
                                             $7,197
                                             ======

               BUSINESS TO BE ACQUIRED FROM CRSS SERVICES, INC.

4. PROPERTY AND EQUIPMENT

Property and equipment as of June 30, 1994 consist of the following (in thousands):

Machinery and equipment                                 $ 17,784
Buildings and leasehold improvements                         619
Furniture and fixtures                                     2,436
                                                        --------
                                                          20,839
Less accumulated depreciation                            (16,380)
                                                        --------
                                                        $  4,459
                                                        ========

Machinery and equipment consists primarily of computer equipment and software utilized in providing engineering, design, and construction services.

5. LEASE COMMITMENTS

The Business to be Acquired From CRSS Services, Inc., leases the majority of its office facilities and certain equipment under operating lease agreements. Certain leases contain renewal options and escalation clauses. Total rental expense for all operating leases amounted to approximately $9,359,000 in fiscal 1994. There was no sublease rental income during fiscal 1994.

The following is a schedule of future noncancelable minimum lease payments under leases with an initial remaining term of more than one year (in thousands):

Year ended June 30
        1995                                          $3,701
        1996                                           2,772
        1997                                           1,987
        1998                                           1,865
        1999                                           1,802
2000 and thereafter                                      751
                                                     -------
                                                     $12,878
                                                     =======

               BUSINESS TO BE ACQUIRED FROM CRSS SERVICES, INC.

6. CHANGE IN NET ASSETS

(Dollars in Thousands)

      Net assets as of June 30, 1993                     $ 46,892
      Fiscal 1994 net earnings                                868
      Cash dividends and distributions to CRSS Inc.       (28,378)
                                                         --------
      Net assets as of June 30, 1994                     $ 19,382
                                                         ========

7. CONTINGENCIES

The operating subsidiaries of the Business to be Acquired From CRSS Services, Inc., are defendants in a number of lawsuits involving claims typical of those filed against the engineering and construction professions, alleging primarily professional errors, omissions, and/or delays. CRSS Inc. has agreed to indemnify Jacobs against legal claims arising from any acts, errors, or omissions prior to August 1, 1994. As such, the Business to be Acquired From CRSS Services, Inc. combined financial statements do not include any provisions for uninsured losses.

A substantial portion of the Business to be Acquired From CRSS Services, Inc. contracts are with and through various federal and state agencies whose contracts are subject to audit and/or renegotiation in accordance with applicable legislation. The Business to be Acquired From CRSS Services, Inc., is of the opinion that its contractual relationships with these agencies are in accordance with the requirements of such regulations.

CRSS Inc. and Jacobs have agreed to share in the future profit margin improvement or deterioration of certain projects.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introductory Paragraphs:

     Effective July 31, 1994, Jacobs Engineering Group Inc. (the "Company") purchased from CRSS Inc. ("CRSS") the engineering and construction management service businesses of CRSS (the "Business to be Acquired"). The cash purchase price was equal to the net book value of the Business to be Acquired on the closing date, plus $14.0 million. On the closing date, the Company paid CRSS $33.5 million, an amount equal to the estimated net book value of the Business to be Acquired on that date, plus $14.0 million. The net book value on the closing date of the Business to be Acquired is subject to an audit which will determine the final purchase price and any difference between that amount and the amount paid on the closing date will be settled between the parties. A draft balance sheet of the Business to be Acquired as of the closing date indicates that the net book value of its assets were $24.7 million at that date,which would indicate a cash purchase price of $38.7 million.

     In the transaction, the Company purchased substantially all of the assets of CRS Sirrine Engineers, Inc. ("CRS Sirrine"), subject to certain assumed liabilities, all of the issued and outstanding equity securities of CRSS Constructors, Inc. and CRSS International, Inc. and the assets, subject to certain assumed liabilities, or all of the issued and outstanding equity securities, of certain insignificant subsidiaries of CRSS. Excluded from the businesses acquired were the assets and liabilities of four power plant projects of CRS Sirrine. These projects were either substantially complete or in the later stages of completion. Additionally, CRSS agreed to share in the future profit margin improvement or deterioration on certain projects defined in the purchase agreement.

     The accompanying unaudited pro forma condensed combined financial statements present, in columnar form, the condensed historical financial statements of the Company and the Business to be Acquired, pro forma adjustments and the pro forma results. The columns titled "Jacobs Engineering (as reported)" were prepared from audited and unaudited financial statements filed with the Commission. The columns titled "Businesses Acquired (historical)" were prepared from the unaudited books and records of the Business to be Acquired, and excludes corporate allocations of general and administrative expenses which historically were charged to the Business to be Acquired by CRSS. The most recent fiscal year of CRSS prior to the transaction ended June 30, 1994. Accordingly, the historical financial information of the businesses acquired has been adjusted to conform to the Company's fiscal year end of September 30, 1993. The historical financial information of the businesses acquired has also been adjusted to exclude the assets, liabilities and results of operations of the four power projects not acquired by the Company.

JACOBS ENGINEERING GROUP INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 1994
(unaudited)

                                    Jacobs      Businesses
                                  Engineering    Acquired      Pro forma        Pro forma
                                 (as reported) (historical)   Adjustments       Combined
                                 ------------- ------------   -----------       -----------
Assets:
  Current assets:
    Cash and cash equivalents     $ 13,904,300  $         -   ($8,382,000) (a)  $  5,522,300
    Marketable securities            3,096,900            -             -          3,096,900
    Receivables                    221,342,200   61,258,000             -        282,600,200
    Deferred income taxes           20,349,900            -             -         20,349,900
    Prepaid expenses and other       3,681,900      394,000             -          4,075,900
                                  ------------  -----------  ------------       ------------
     Total current assets          262,375,200   61,652,000    (8,382,000)       315,645,200

  Property, equipment and
    improvements, net               54,387,100    4,459,000             -         58,846,100
  Other assets, net                 51,856,000    2,438,000    14,000,000  (b)    68,294,000
                                  ------------  -----------  ------------       ------------
                                  $368,618,300  $68,549,000  $  5,618,000       $442,785,300
                                  ============  ===========  ============       ============

Liabilities and Stockholders'
 Equity:
  Current liabilities:
    Notes payable to banks        $  9,279,700  $         -  $          -       $  9,279,700
    Accounts payable                36,321,600   37,449,000             -         73,770,600
    Accrued liabilities             77,100,800    3,719,000             -         80,819,800
    Customers' advances in
      excess of related
      revenues                      25,932,700    7,999,000             -         33,931,700
    Income taxes payable             7,705,300            -             -          7,705,300
                                  ------------  -----------  ------------       ------------
      Total current liabilities    156,340,100   49,167,000             -        205,507,100

  Long-term debt                             -            -    25,000,000  (c)    25,000,000
  Deferred gains on real estate
    transactions                     2,906,500            -             -          2,906,500
  Other deferred liabilities         9,566,900            -             -          9,566,900

  Stockholders' equity:
    Preferred stock                          -            -             -                  -
    Common stock                    24,975,500            -             -         24,975,500
    Additional paid-in capital      34,798,000            -             -         34,798,000
    Retained earnings              139,298,000   19,382,000   (19,382,000) (d)   139,298,000
    Cumulative foreign currency
      translation adjustment           733,300            -             -            733,300
                                  ------------  -----------  ------------       ------------
      Total stockholders'
        equity                     199,804,800   19,382,000   (19,382,000)       199,804,800
                                  ------------  -----------  ------------       ------------
                                  $368,618,300  $68,549,000  $  5,618,000       $442,785,300
                                  ============  ===========  ============       ============

See accompanying notes.

JACOBS ENGINEERING GROUP INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1993
(unaudited)

                                  Jacobs          Businesses
                                Engineering        Acquired        Pro forma           Pro forma
                               (as reported)     (historical)      Adjustments          Combined
                              ---------------   -------------     --------------   ----------------
Revenues                      $ 1,142,926,100   $ 273,450,000     $         -       $ 1,416,376,100

Costs and expenses:
  Direct costs of contracts      (995,350,000)   (221,364,400)              -        (1,216,714,400)
  Selling, general and
   administrative expenses       (101,519,400)    (53,781,600)       (466,700)(e)      (155,767,700)
  Interest income (expense),
   net                              1,304,300          21,000      (2,130,500)(f)          (805,200)
  Other income (expense) net        1,977,400         (27,000)              -             1,950,400
                              ---------------   -------------     -----------       ---------------
  Total costs and expenses     (1,093,587,700)   (275,152,000)     (2,597,200)       (1,371,336,900)
                              ---------------   -------------     -----------       ---------------
Income before taxes                49,338,400      (1,702,000)     (2,597,200)           45,039,200
Provision for income taxes        (20,668,400)              -       1,801,200(g)        (18,867,200)
                              ---------------   -------------     -----------       ---------------
Net income                    $    28,670,000   $  (1,702,000)     $ (796,000)      $    26,172,000
                              ===============   =============     ===========       ===============
Earnings per share            $          1.15                                       $          1.05
                              ===============                                       ===============
Weighted average shares
 outstanding                       24,964,500                                            24,964,500
                              ===============                                       ===============

See accompanying notes.

JACOBS ENGINEERING GROUP INC.
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 1994
(UNAUDITED)

                                            Jacobs            Businesses
                                         Engineering           Acquired           Pro forma              Pro forma
                                        (as reported)        (historical)         Adjustments            Combined
                                        -------------        ------------         -----------         ---------------
Revenues                                $ 797,024,300        $ 301,443,000        $         -         $ 1,098,467,300

Costs and expenses:
  Direct costs of contracts              (691,750,000)        (261,650,100)                 -            (953,400,100)
  Selling, general and
    administrative expenses               (69,649,300)         (38,771,900)          (350,000)(e)        (108,771,200)
  Interest income (expense), net              409,900                1,700         (1,597,900)(f)          (1,186,300)
  Other income (expense), net                 520,800              (16,000)                 -                 504,800
                                        -------------        -------------        -----------         ---------------
  Total costs and expenses               (760,468,600)        (300,436,300)        (1,947,900)         (1,062,852,800)
                                        -------------        -------------        -----------         ---------------
Income before taxes                        36,555,700            1,006,700        ( 1,947,900)             35,614,500
Provision for income taxes                (14,700,700)                   -            378,200 (g)         (14,322,500)
                                        -------------        -------------        -----------         ---------------
Net income                              $  21,855,000        $   1,006,700        $(1,569,700)        $    21,292,000
                                        =============        =============        ===========         ===============

Earnings per share                              $0.87                                                           $0.85
                                        =============                                                 ===============

Weighted average shares
  outstanding                              25,135,500                                                      25,135,500
                                        =============                                                 ===============

See accompanying notes.

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

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) This adjustment reflects the pro forma effect on cash at June 30, 1994 giving effect to the $8.4 million of cash used by the Company to acquire the businesses.

(b) This adjustment reflects the pro forma goodwill amount at June 30, 1994. The goodwill amount was assumed to be $14.0 million (the premium paid over the net book value of the acquired businesses) and does not include other costs of the acquisition, nor any adjustments that may occur as a result of the allocation of the purchase price which will be completed in accordance with APB Opinion No. 16, as amended.

(c) In connection with the acquisition, the Company amended one of its existing short-term credit facilities to increase the borrowing capacity thereunder. The Company then borrowed $25.0 million under the amended facility to complete the purchase of the acquired businesses. The Company expects to enter into a definitive, three-year revolving credit agreement to replace that portion of the amended facility used to finance the acquisition. This pro forma adjustment reflects the effect of that financing on the June 30, 1994 balance sheet.

(d) This adjustment eliminates the equity of the businesses acquired as of the date of acquisition.

(e) These adjustments reflect the pro forma amortization of goodwill (which is assumed to be amortized over a 30-year period).

(f) These adjustments reflect the pro forma effects on net interest expense as a result of the estimated $38.7 million cash purchase price.

(g) These adjustments reflect the pro forma effects on consolidated income tax expense due to the results of operations of the Business to be Acquired, the pro forma amortization of goodwill and the pro forma interest expense associated with the acquisition indebtedness.

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